                              PURCHASE AGREEMENT

     This Purchase Agreement is made as of March 17, 2000, by and between OnePoint Communications Corp., a Delaware corporation ("OnePoint") and ComPlus, LP a Delaware limited partnership ("ComPlus") by its general partner AMI-VCOM2, Inc., a Delaware corporation, regarding the purchase by OnePoint of a certain number of ComPlus' limited partnership units (the "Units").

                                   RECITALS

     WHEREAS, the business and affairs of ComPlus are governed by the Partnership Agreement of ComPlus amended and restated effective as of April 2, 1999, as amended from time to time in accordance with the terms thereof (the "Partnership Agreement");

     WHEREAS, ComPlus has requested a loan from OnePoint for the purpose of meeting certain of its operating expenses (the "Loan") and the Loan is necessary for ComPlus to continue to provide engineering services to OnePoint;

     WHEREAS, OnePoint desires to the continue to receive such engineering services and has agreed to make the Loan on terms and conditions contained in the demand note and security agreement and in addition desires to purchase certain limited partnership units in ComPlus;

     WHEREAS, the total number of outstanding partnership units in ComPlus is 1,000, AMI-VCOM2, Inc. owns 10 of the general partnership units and Ventures in Communications, L.L.C. owns 990 of the Class A limited partnership units;

     WHEREAS, ComPlus desires to sell a 10 Class A limited partnership units to OnePoint and OnePoint desires to purchase said 10 Class A limited partnership units of ComPlus; and

     WHEREAS, pursuant to Section 7.6 of the Partnership Agreement the general partner, AMI-VCOM2, Inc., may at any time admit additional limited partners.

     NOW THEREFORE the parties agree as follows:

1. All of the terms and conditions as set forth in the recitals above are hereby incorporated and adopted in this paragraph 1 as though fully set out herein.

2. On or before March 20, 2000 (the "Closing Date"), OnePoint agrees to pay ComPlus $100,000 and ComPlus agrees to sell, transfer and assign to OnePoint 10 Class A limited partnership units (the "Purchased Units"). Subsequent to said purchase, the total number of outstanding partnership units in ComPlus will be 1,010, AMI-VCOM2, Inc. will own 10 of the general partnership units and Ventures in Communications, L.L.C. will own 990 of the Class A limited partnership units and OnePoint will own 10 of the Class A limited partnership units.

3.   In connection with such purchase, ComPlus hereby represents and warrants to
     OnePoint:

     a. That neither this Purchase Agreement nor any of the transactions contemplated hereby will violate or constitute a default under any agreements to which ComPlus is a party, including without limitation that certain Amended and Restated Partnership Agreement effective as of April 2, 1999;

     b. That neither this Agreement nor any of the transactions contemplated hereby require any regulatory approval or other third-party consent;

     c. The execution, delivery and performance by ComPlus of this Purchase Agreement and the consummation of the transactions contemplated hereby are within its power and have been duly authorized by all necessary action on the part of ComPlus; and

     d. This Purchase Agreement constitutes a valid and binding agreement of ComPlus.

4. The obligations of OnePoint to acquire the Purchased Units are subject to the satisfaction of the following conditions on the applicable closing date:

     a.   The execution and delivery of ComPlus, L.P. Admission Agreement; and

     b. This Purchase Agreement constitutes a valid and binding agreement of OnePoint.

5. OnePoint shall have the right at anytime to require Complus to purchase all of the Purchased Units purchased by OnePoint pursuant to this agreement at a Purchase Price equal to the price paid for the Purchased Units plus 15% per annum, accrued from the date of purchase of such Units by OnePoint.

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

ComPlus, LP                               OnePoint Communications Corp.
By: AMI-VCOM2, Inc.
Its General Partner



By:_________________________________      By:__________________________________

Its:_________________________________     Its:_________________________________